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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 22, 2002

The Wet Seal, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-18632	33-0415940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
26972 Burbank Foothill Ranch, California		92610
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (949) 583-9029

(Former name or address, if changed since last report)

Item 7.    Financial Statements, Pro-Forma Financial Information and Exhibits

  (a)
  Not Applicable

  (b)
  Exhibits
  99.1
  Press Release of The Wet Seal, Inc. dated August 22, 2002

Item 9.    Regulation FD Disclosure

        On August 22, 2002, The Wet Seal, Inc. (the "Company") issued a press release to announce expected earnings for the third and fourth quarters of fiscal 2002. The Company also announced expected comparable store sales for the third and fourth quarters of fiscal 2002. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Wet Seal, Inc. (Registrant)
Date: September 4, 2002	By:	/s/ WALTER PARKS
	Name:	Walter Parks
	Title:	Executive Vice President and Chief Administrative Officer

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SIGNATURES